EXHIBIT 10.14

              PROMISSORY NOTE ISSUED TO PARK-PREMIER MINING COMPANY
                              DATED JANUARY 1, 2002

                           CONVERTIBLE PROMISSORY NOTE

$332,470.36
                                                                Denver, Colorado

                                                                 January 1, 2002

         FOR VALUE RECEIVED, PARK-CUMMINGS MINING COMPANY, a Utah corporation (the "Maker"), hereby promises to pay to the order of Park-Premier Mining Company (the "Holder"), the principal sum of Three Hundred Thirty Two Thousand Four Hundred Seventy and 36/100 US Dollars ($332,470.36), together with interest on the unpaid balance at the rate of Twelve Percent (12%) per annum, on or before January 1, 2003, subject to conversion as described below.

         This Note is subject to prepayment, in whole or in part, at the option of the maker without penalty. Such prepayments shall be applied first to interest and then to the principal due hereunder.

         In case this Note shall not be paid in full whenever it shall become due, the Maker without penalty. Such prepayments shall be applied first to interest accrued and then to the principal due hereunder.

         In case this Note shall not be paid in full whenever it shall become due, the maker agrees to pay all costs and expenses of collection, including reasonable attorney's fees, not to exceed 15% of the unpaid balance.

         All rights and obligations hereunder shall be governed by the laws of the State of Colorado.

         This Note is unsecured.

         IN WITNESS WHEREOF, the Maker has signed this Note effective as of the date first above written.

                                  PARK-PREMIER MINING COMPANY



                                  By: /S/ ROBERT W. DUNLAP
                                     -----------------------------------
                                  Its:   PRESIDENT
                                     -----------------------------------


Description: Expense Advances



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